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                                                                EXHIBIT 10.11(c)

                             SECURED PROMISSORY NOTE

$150,000                                                      October 1, 1999
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         FOR VALUE RECEIVED, William Cook(the "Maker"), hereby promises to pay to the order of Aames Financial Corporation, a Delaware corporation ("Aames"), 2 California Plaza, 350 South Grand Avenue, Los Angeles, CA 90071 or such address as Aames shall have given to the Maker, the principal sum of ONE HUNDRED AND FIFTY THOUSAND DOLLARS and 00/100 ($150,000), plus interest, which shall accrue from the date hereof, on the unpaid principal balance of this Note at such address, at the rate of 6.5% per annum (computed on the basis of a 360-day year) until the principal amount hereof has been repaid in full, on October 1, 2004.

         The Maker shall have the option to prepay the principal amount and accrued interest on this Note, in whole or in part, at any time, without payment of premium or penalty. During the period in which this Note is outstanding, the Maker shall make an annual mandatory prepayment against the outstanding principal balance of, and accrued interest on, this Note an amount equal to 25% of the aggregate cash bonuses (if any) paid to Maker in respect of the fiscal year ended immediately prior to such payment date, net of income taxes payable thereon, such payments to be made within two business days after receipt of the cash bonus paid at the end of such fiscal year and to be applied FIRST, against any accrued and unpaid interest on this Note and THEN, to the outstanding principal balance of this Note. In addition, upon receipt by the Maker of any proceeds from the transfer of the securities pledged under the Pledge Agreement (as defined below) or dividends, interest payments or other distributions of cash in respect of such pledged securities, the Maker shall make an immediate prepayment in respect of the Note in an amount equal to the after tax amount of such proceeds, dividends, payments or distributions, with such prepayments to be applied first to the payment of all interest accrued on, and then to the payment of unpaid principal of, this Note.

         Payments of principal and interest shall be made in such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

         Aames and the Maker have entered into a pledge agreement dated the date hereof (the "PLEDGE AGREEMENT") providing, among other things, for the securing of this Note by a pledge of the Pledged Collateral (as defined in the Pledge Agreement). If any of the following events (each, an "EVENT OF DEFAULT") shall occur:


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         (a) the Maker shall default in the payment of any part of the principal or interest on this Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise and such default continues for more than 10 days after receipt of notice from Aames;

         (b) the Maker's employment with Aames shall have ceased for any reason whatsoever or for no reason, whether such cessation is voluntary or involuntary, and regardless of whether the Maker may claim such cessation of employment constitutes a wrongful termination of employment;

         (c) the Maker shall (i) become insolvent or be unable, or admit in writing his inability, to pay his debts as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated as bankrupt or insolvent or file a voluntary petition in bankruptcy; (iv) file a petition or an answer seeking an arrangement with creditors to take advantage of any insolvency law; or (v) file an answer admitting to the material obligations or consent to, or default in answering, or fail to have dismissed within 60 days after the filing thereof, a petition filed against him in any bankruptcy or insolvency proceeding; or

         (d) any breach of the Maker's obligations under the Pledge Agreement shall have occurred and be continuing or any representation or warranty made thereunder shall be false in any material respect, then, the holder of this Note may at any time by written notice to the Maker, declare the entire unpaid principal of and the interest accrued on this Note through the date of such Event of Default to be forthwith due and payable, without other notices or demands of any kind, all of which are hereby waived by the Maker.

         The Maker agrees to pay to the holder hereof all expenses incurred by such holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

         The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles thereof, shall be binding upon the


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heirs or legal representatives of the Maker and shall inure to the benefits of the successors and assigns of Aames.

                                                 /s/ WILLIAM COOK
                                                 -----------------------------
                                                 William Cook